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EXHIBIT 99.1

Contact:	Gary Wehrle	Pacific Crest Capital, Inc.
	Chief Executive Officer	30343 Canwood Street
	818-865-3300	Agoura Hills, CA 91301

[PACIFIC CREST CAPITAL, INC. LOGO]

NEWS

PACIFIC CREST CAPITAL, INC. ANNOUNCES 44% INCREASE IN
THIRD QUARTER 2002 DILUTED EARNINGS PER SHARE, 2-FOR-1 STOCK SPLIT,
AND FOURTH QUARTER 2002 CASH DIVIDEND

        Agoura Hills, California, October 17, 2002...Pacific Crest Capital, Inc. (Nasdaq NM-PCCI) today reported that net income for the third quarter ended September 30, 2002 was $1,951,000, or $0.36 per share on a diluted basis, a 44.0% increase in diluted earnings per share over the $0.25 per share reported for the comparable quarter in 2001. For the nine-month period ended September 30, 2002, net income rose to $5,217,000, or $0.97 per share on a diluted basis, a 27.6% increase in diluted earning per share over the $0.76 per share reported for the comparable nine-month period in 2001. Diluted earnings per share for all periods presented have been adjusted to reflect the effect of the 2-for-1 stock split discussed below.

        Return on average common equity was 18.9% for the third quarter ended September 30, 2002 and 17.4% for the nine-month period ended September 30, 2002.

        The Company also announced that its Board of Directors has approved a 2-for-1 split of its outstanding shares of common stock, to be effected in the form of a 100 percent stock dividend. Shareholders will receive one additional share of common stock for each outstanding share that they hold at the close of business on the record date of October 30, 2002. The Company's stock transfer agent, Computershare Investor Services, LLC, will distribute the additional shares on November 12, 2002, and the shares will begin trading on a post-split basis effective at the commencement of trading on November 13, 2002. As of September 30, 2002, the Company had 2,419,191 common shares outstanding. Upon completion of the stock split, this number of common shares will increase to approximately 4,838,000. Gary Wehrle, Chairman of the Board and Chief Executive Officer, stated, "This stock split will increase the number of common shares outstanding and reduce the market price per share, thus making the common stock more attractive to a broader range of investors and thereby increasing the marketability of the Company's stock." Some commonly asked questions relating to the Company's stock split appear as an appendix to this press release.

        The Company's Board of Directors also declared a post-split cash dividend of $0.05 per common share for the fourth quarter of 2002. The dividend will be paid on December 13, 2002 to shareholders of record as of the close of business on November 29, 2002. The cash dividend will be based on outstanding shares, including shares distributed in the stock split. Because a shareholder will have twice the number of common shares after the stock split, the $0.05 per common share cash dividend equates to exactly the same cash payout to a shareholder as the $0.10 per common share cash dividend paid on the pre-split shares in the third quarter of 2002.

        Mr. Wehrle added, "The Board of Directors declared the stock split and cash dividend in view of the Company's strong earnings growth, the excellent 18.9% return on average common equity for the third quarter of 2002, the Company's strong asset quality and capital ratios, and the appreciation in the common stock trading price."

        Discussing operating performance for the third quarter of 2002, Robert Dennen, Chief Financial Officer, stated, "Net interest income rose to $6,204,000 in the third quarter of 2002, an increase of $512,000 over the immediately preceding quarter and an increase of $1,433,000 over the comparable quarter in 2001. The substantial improvement in net interest income is primarily attributable to the ongoing downward repricing of interest-bearing liabilities (deposits and borrowings) associated with the current low interest rate environment." He added, "The Company anticipates an increase in net interest income for the fourth quarter of 2002 over the third quarter of 2002 due to the continuing downward repricing of liabilities." Net interest margin for the third quarter ended September 30, 2002 was 4.46% compared to 4.22% for the immediately preceding quarter and 3.48% for the third quarter of 2001.

        Loan originations were $21.4 million for the third quarter of 2002, compared to $35.9 million for the third quarter of 2001. Total loans outstanding, net of deferred loan fees, declined by $6.4 million, or 1.4%, in the third quarter of 2002, due to loan payoffs and collections exceeding loan originations.

        Discussing non-interest income, Mr. Dennen commented, "The third quarter of 2002 was a good quarter for non-interest income, as total non-interest income rose to $1,226,000, excluding the write-down on a corporate debt security discussed below, a 129% increase over the $536,000 reported for the third quarter of 2001." He added, "The Company's SBA 504 lending program functions as a mortgage banking program. SBA 504 loan sales and brokered loans originated in the Company's SBA unit contributed $704,000 to non-interest income during the quarter."

        The Company reported that salaries and employee benefits increased $363,000 during the third quarter of 2002 over the immediately preceding quarter, primarily as a result of higher sales commissions related to the increased level of fee income generated and higher staff bonus accruals that are partially tied to the Company's return on equity performance.

        In reviewing the third quarter operating results, Mr. Dennen added, "There were two items recorded in the quarter that the Company views as non-recurring. First, a corporate debt security was written down to market value based on a variety of factors, including a recent rating agency downgrade of the debt rating. The security write-down was recorded as a loss under 'Gain (loss) on sale of investment securities' and amounted to $682,000 on a pre-tax basis, or $395,000 after tax. Second, a change during the third quarter of 2002 in California State tax law resulted in a one-time reduction of $220,000 in the Company's income tax provision, which was recorded in the third quarter. Taken together, these two non-recurring items reduced net income for the third quarter by $175,000, or $0.03 per share on a post-split diluted basis."

        The Company reported record loan originations of $13.6 million in its Small Business Administration ("SBA") lending program during the third quarter of 2002, which consisted of $10.7 million under the SBA 7(a) loan program and $2.9 million under the SBA 504 loan program. In addition to the $13.6 million in loan originations, the SBA Department brokered $7.0 million in loans to other lenders during the third quarter of 2002, for which the Company earned fee income. Tony Parker, Senior Vice President and SBA Department Manager, commented that, "The SBA unit had an outstanding quarter for loan production. We are also very pleased that during the quarter, the Company was awarded "Preferred Lender" status in the San Francisco SBA District, which includes 14 Northern California counties."

        In reviewing the SBA Department's strategic direction, Gonzalo Fernandez, Executive Vice President, stated, "The recent announcement by the SBA to limit the size of SBA 7(a) loans to $500,000 per loan should not significantly impact the future growth of the Company's SBA 7(a) loan program because the overwhelming majority of loans originated by the Company under this program are below that size. We are hopeful, however, that the outlook for federal funding of the SBA 7(a) loan program improves over the next six months, so that maximum guarantees under the 7(a) program can be increased, as this is a vital program for small business borrowers across the entire United States."

        The Company also reported that at September 30, 2002, there were no assets classified as "non-performing". During the third quarter of 2002, the Company sold a delinquent loan and recorded a $162,000 charge-off. The provision for loan losses was $175,000 for the third quarter of 2002, and the allowance for loan losses was 1.86% at September 30, 2002, compared to 1.82% at the end of the preceding quarter. On a year-to-date basis for 2002, loan recoveries have exceeded loan charge-offs by $212,000.

        In reviewing new products, Lyle Lodwick, Executive Vice President, stated, "During the third quarter 2002, we introduced our new Online Banking System for businesses and consumers. Every effort was made to make the system the most advanced available and highly user-friendly. In the fourth quarter of 2002, we are adding an Online Bill Pay feature. These new products, coupled with our earlier introduction of new consumer and business checking account programs, will enable the Bank to more fully meet the needs of professionals and small businesses."

        Pacific Crest Capital, Inc. is a bank holding Company that conducts business through its wholly owned subsidiary, Pacific Crest Bank ("Bank"). Since its establishment in 1974, Pacific Crest Bank has operated as a specialized business bank providing exceptional service to California's small businesses, entrepreneurs, and investors. Products offered include customized loans on income producing real estate, business loans under the U.S. Small Business Administration 7(a) and 504 loan programs, lines of credit and term loans to businesses and professionals, and specialized FDIC-insured savings and checking account programs. The Bank is an SBA "Preferred Lender" in the entire Southern California region from Santa Barbara to San Diego, in the San Francisco Bay area, and in the entire state of Oregon. Pacific Crest Bank is headquartered in Agoura Hills, California, operates three California full-service branches located in Beverly Hills, Encino, and San Diego and provides loan production services primarily throughout California and Oregon.

        Previously released Company press releases, reports filed with the Securities and Exchange Commission, and other information is available on the Company's Web page on the Internet at http://www.paccrest.com.

        Certain matters discussed in this news release constitute forward-looking statements under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. These forward-looking statements relate to, among other things, the Company's financial results for 2002, the effects of the stock split, the marketability of the Company's common stock, and the Company's financial position. Forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance, or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements. These risks include, but are not limited to, general economic conditions nationally and in California, unanticipated credit losses in the Company's loan portfolio, rapid changes in interest rates, possible future terrorist acts, and other risks discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, which has been filed with the Securities and Exchange Commission.

# # # #

PACIFIC CREST CAPITAL, INC.
SELECTED FINANCIAL DATA
(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
(Dollars in thousands, except per share data)	2002	2001	% Change	2002	2001	% Change
Earnings and Dividends:
Net income	$1,951	$1,320	47.80%	$5,217	$4,019	29.81%
Diluted earnings per common share(1)	0.36	0.25	44.00%	0.97	0.76	27.63%
Cash dividends per common share(1)	0.05	0.04	25.00%	0.13	0.12	8.33%
Performance Ratios:
Return on average equity(2)(3)	18.94%	14.29%	—	17.45%	14.82%	—
Return on average assets(2)	1.39%	0.96%	—	1.26%	0.93%	—
Net interest rate spread(4)	4.20%	3.11%	—	3.92%	2.85%	—
Net interest margin(5)	4.46%	3.48%	—	4.20%	3.23%	—
Operating expense to average assets(2)(6)	2.58%	2.06%	—	2.41%	1.90%	—
Efficiency ratio(7)	48.69%	54.76%	—	50.49%	53.54%	—
Average Balances:
Average shareholders' equity	$41,579	$36,840	12.86%	$39,986	$35,743	11.87%
Average realized shareholders' equity(3)	41,198	36,956	11.48%	39,853	36,161	10.21%
Average total assets	560,407	552,589	1.41%	553,233	573,432	(3.52%)
Loan Activity:
Loan originations	$21,383	$35,891	(40.42%)	$78,334	$71,143	10.11%
Loan sales—SBA	2,965	2,249	31.84%	6,356	10,019	(36.56%)
Allowance for Loan Losses Activity:
Allowance at beginning of period	$8,529	$7,414		$7,946	$7,240
Provision for loan losses	175	150		425	230
Net (charge-offs) recoveries:
Charge-offs	(166)	(25)		(166)	(59)
Recoveries	45	20		378	148

Total net (charge-offs) recoveries	(121)	(5)		212	89

Allowance at end of period	$8,583	$7,559		$8,583	$7,559

Annualized net (charge-offs) recoveries to average loans	(0.10%)	(0.00%)		0.06%	0.03%

	September 30, 2002	June 30, 2002	% Change	September 30, 2002	September 30, 2001	% Change
Balance Sheet Data:
Investment securities, at market	$85,225	$71,464	19.26%	$85,225	$65,767	29.59%
Loans, net of deferred loan fees	462,195	468,615	(1.37%)	462,195	424,758	8.81%
Assets	560,802	556,180	0.83%	560,802	531,162	5.58%
Deposits	369,814	376,969	(1.90%)	369,814	426,549	(13.30%)
Borrowings	138,250	129,750	6.55%	138,250	57,250	141.48%
Shareholders' equity	42,893	41,256	3.97%	42,893	37,744	13.64%

(1)
Retroactively adjusted to reflect the 2-for-1 stock split approved October 16, 2002.
(2)
Annualized calculation.
(3)
Calculation excludes average accumulated other comprehensive income (loss) from average shareholders' equity.
(4)
Net interest rate spread is defined as the yield earned on average total interest-earning assets less the rate paid on average total interest-bearing liabilities.
(5)
Net interest margin is defined as annualized net interest income divided by average total interest-earning assets.
(6)
Operating expense is defined as total non-interest expense less other real estate owned and collection expenses.
(7)
Efficiency ratio is defined as operating expense divided by the sum of net interest income, loan prepayment and late fee income, gain on sale of SBA 7(a) loans, gain on sale of SBA 504 loans and broker fee income, and other income.

PACIFIC CREST CAPITAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars and shares in thousands, except per share data)
	2002	2001	2002	2001
Interest income:
Loans	$9,438	$9,428	$28,321	$28,194
Securities purchased under resale agreements	30	135	151	352
Investment securities available for sale:
U.S. agency callable bonds	—	842	—	4,853
U.S. agency mortgage-backed securities	977	856	2,689	2,181
Corporate debt securities	39	62	117	217

Total interest on investment securities	1,016	1,760	2,806	7,251

Total interest income	10,484	11,323	31,278	35,797

Interest expense:
Checking accounts	58	107	182	327
Savings accounts	644	1,182	2,014	4,039
Certificates of deposit	2,085	3,960	7,756	13,692

Total interest on deposits	2,787	5,249	9,952	18,058

Securities sold under repurchase agreements	—	29	—	211
State of California borrowings	—	193	—	609
FHLB advances	611	—	1,323	—
Term borrowings	478	677	1,662	2,009
Trust preferred securities	404	404	1,213	1,213

Total interest on borrowings	1,493	1,303	4,198	4,042

Total interest expense	4,280	6,552	14,150	22,100

Net interest income	6,204	4,771	17,128	13,697
Provision for loan losses	175	150	425	230

Net interest income after provision for loan losses	6,029	4,621	16,703	13,467

Non-interest income:
Loan prepayment and late fee income	227	47	584	257
Gain (loss) on sale of SBA 7(a) loans	25	95	221	405
Gain on sale of SBA 504 loans and broker fee income	704	69	1,136	298
Gain (loss) on sale of investment securities	(682)	106	(682)	95
Other income	270	219	776	579

Total non-interest income	544	536	2,035	1,634

Non-interest expense:
Salaries and employee benefits	2,452	1,718	6,722	4,973
Net occupancy expenses	466	397	1,387	1,199
Communication and data processing	261	247	775	762
Legal, audit, and other professional fees	158	261	337	507
Other real estate owned and collection expenses	4	—	26	—
Other expenses	281	225	798	717

Total non-interest expense	3,622	2,848	10,045	8,158

Income before income taxes	2,951	2,309	8,693	6,943
Income tax provision	1,000	989	3,476	2,924

Net income	$1,951	$1,320	$5,217	$4,019

Earnings per share (adjusted for 2-for-1 stock split):
Basic	$0.40	$0.27	$1.07	$0.81
Diluted	$0.36	$0.25	$0.97	$0.76
Weighted average shares (adjusted for 2-for-1 stock split):
Basic	4,863	4,927	4,860	4,965
Diluted	5,383	5,315	5,352	5,317

PACIFIC CREST CAPITAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
(Dollars and shares in thousands, except per share data)	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001
Interest income:
Loans	$9,438	$9,380	$9,503	$9,897	$9,428
Securities purchased under resale agreements	30	18	103	104	135
Investment securities available for sale:
U.S. agency callable bonds	—	—	—	—	842
U.S. agency mortgage-backed securities	977	993	719	807	856
Corporate debt securities	39	39	39	48	62

Total interest on investment securities	1,016	1,032	758	855	1,760

Total interest income	10,484	10,430	10,364	10,856	11,323

Interest expense:
Checking accounts	58	61	63	76	107
Savings accounts	644	669	701	814	1,182
Certificates of deposit	2,085	2,681	2,990	3,302	3,960

Total interest on deposits	2,787	3,411	3,754	4,192	5,249

Securities sold under repurchase agreements	—	—	—	5	29
State of California borrowings	—	—	—	—	193
FHLB advances	611	401	311	166	—
Term borrowings	478	521	663	677	677
Trust preferred securities	404	405	404	404	404

Total interest on borrowings	1,493	1,327	1,378	1,252	1,303

Total interest expense	4,280	4,738	5,132	5,444	6,552

Net interest income	6,204	5,692	5,232	5,412	4,771
Provision for loan losses	175	150	100	430	150

Net interest income after provision for loan losses	6,029	5,542	5,132	4,982	4,621

Non-interest income:
Loan prepayment and late fee income	227	151	206	88	47
Gain (loss) on sale of SBA 7(a) loans	25	196	—	(10)	95
Gain on sale of SBA 504 loans and broker fee income	704	300	132	205	69
Gain (loss) on sale of investment securities	(682)	—	—	—	106
Other income	270	220	286	614	219

Total non-interest income	544	867	624	897	536

Non-interest expense:
Salaries and employee benefits	2,452	2,089	2,181	2,179	1,718
Net occupancy expenses	466	516	405	466	397
Communication and data processing	261	268	246	295	247
Legal, audit, and other professional fees	158	180	(1)	479	261
Other real estate owned and collection expenses	4	22	—	—	—
Other expenses	281	272	245	284	225

Total non-interest expense	3,622	3,347	3,076	3,703	2,848

Income before income taxes	2,951	3,062	2,680	2,176	2,309
Income tax provision	1,000	1,319	1,157	810	989

Net income	$1,951	$1,743	$1,523	$1,366	$1,320

Earnings per share (adjusted for 2-for-1 stock split):
Basic	$0.40	$0.36	$0.31	$0.28	$0.27
Diluted	$0.36	$0.33	$0.29	$0.26	$0.25
Weighted average shares (adjusted for 2-for-1 stock split):
Basic	4,863	4,867	4,849	4,863	4,927
Diluted	5,383	5,361	5,296	5,251	5,315

PACIFIC CREST CAPITAL, INC.
CONSOLIDATED BALANCE SHEETS

(In thousands)	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Assets
Cash	$3,170	$7,367	$6,920	$2,508	$3,298
Securities purchased under resale agreements	3,220	3,456	4,162	16,174	33,312

Cash and cash equivalents	6,390	10,823	11,082	18,682	36,610

U.S. agency mortgage-backed securities	82,217	68,173	74,131	55,537	62,337
Corporate debt securities	3,008	3,291	3,379	3,415	3,430

Total investment securities available for sale	85,225	71,464	77,510	58,952	65,767

Commercial real estate loans	418,829	434,327	422,326	430,420	400,275
SBA business loans held for investment	14,248	11,401	10,041	11,369	10,038
SBA business loans held for sale	21,955	14,286	14,148	12,797	10,318
Other loans	6,935	8,580	7,830	7,393	4,114
Deferred loan costs (fees)	228	21	7	(4)	13

Total loans, net of deferred loan fees	462,195	468,615	454,352	461,975	424,758
Allowance for loan losses	(8,583)	(8,529)	(8,376)	(7,946)	(7,559)

Total loans, net	453,612	460,086	445,976	454,029	417,199

Investment in FHLB stock	6,025	4,125	2,022	2,000	832
Deferred income taxes, net	4,091	4,045	5,291	5,203	4,917
Accrued interest receivable	2,421	2,632	2,689	2,532	2,573
Prepaid expenses and other assets	1,861	1,768	2,174	2,087	2,013
Premises and equipment	1,177	1,237	1,260	1,273	1,251

Total other assets	15,575	13,807	13,436	13,095	11,586

Total assets	$560,802	$556,180	$548,004	$544,758	$531,162

Liabilities
Checking accounts	$16,063	$15,523	$18,836	$14,912	$17,296
Savings accounts	132,589	133,407	133,509	136,145	143,551
Certificates of deposit	221,162	228,039	252,092	250,466	265,702

Total deposits	369,814	376,969	404,437	401,523	426,549

FHLB advances	111,000	82,500	40,000	40,000	—
Term borrowings	10,000	30,000	40,000	40,000	40,000
Trust preferred securities	17,250	17,250	17,250	17,250	17,250

Total borrowings	138,250	129,750	97,250	97,250	57,250

Accrued interest payable and other liabilities	9,845	8,205	7,223	8,010	9,619

Total liabilities	517,909	514,924	508,910	506,783	493,418

Shareholders' Equity
Common stock, at par(1)	60	60	60	60	60
Additional paid-in capital(1)	27,584	27,592	27,682	27,750	27,748
Beginning retained earnings	19,140	19,140	19,140	14,542	14,542
Year-to-date earnings	5,217	3,266	1,523	5,385	4,019
Year-to-date dividends	(632)	(389)	(194)	(787)	(594)
Accumulated other comprehensive income (loss)	849	296	(351)	(198)	164
Common stock in treasury, at cost	(9,325)	(8,709)	(8,766)	(8,777)	(8,195)

Total shareholders' equity	42,893	41,256	39,094	37,975	37,744

Total liabilities and shareholders' equity	$560,802	$556,180	$548,004	$544,758	$531,162

(1)
Retroactively adjusted to reflect the 2-for-1 stock split approved October 16, 2002.

PACIFIC CREST CAPITAL, INC.
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
(Unaudited)

	Three Months Ended
(Dollars in thousands)	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001
Average Interest-Earning Assets:
Loans, net of deferred loan fees	$466,822	$461,725	$458,994	$445,169	$413,909
Securities purchased under resale agreements	7,324	3,897	25,620	20,353	15,719
Investment securities available for sale:
U.S. agency callable bonds	—	—	—	—	51,714
U.S. agency mortgage-backed securities	73,450	70,687	55,187	58,861	58,951
Corporate debt securities	4,127	4,131	4,126	4,122	4,119

Total investment securities	77,577	74,818	59,313	62,983	114,784

Total interest-earning assets	$551,723	$540,440	$543,927	$528,505	$544,412

Average Interest-Bearing Liabilities:
Checking accounts	$15,874	$15,861	$14,831	$16,779	$15,276
Savings accounts	131,514	133,524	135,381	140,005	141,308
Certificates of deposit	228,005	243,979	256,477	253,219	268,154

Total deposits	375,393	393,364	406,689	410,003	424,738

Securities sold under repurchase agreements	—	—	—	826	2,918
State of California borrowings	—	—	—	—	20,946
FHLB advances	87,835	58,332	40,000	20,870	—
Term borrowings	28,261	31,099	40,000	40,000	40,000
Trust preferred securities	17,250	17,250	17,250	17,250	17,250

Total borrowings	133,346	106,681	97,250	78,946	81,114

Total interest-bearing liabilities	$508,739	$500,045	$503,939	$488,949	$505,852

Yields on Average Interest-Earning Assets:
Loans, net of deferred loan fees	8.02%	8.15%	8.40%	8.82%	9.04%
Securities purchased under resale agreements	1.63%	1.85%	1.63%	2.03%	3.41%
Investment securities available for sale:
U.S. agency callable bonds	—	—	—	—	6.51%
U.S. agency mortgage-backed securities	5.32%	5.62%	5.21%	5.48%	5.81%
Corporate debt securities	3.78%	3.78%	3.78%	4.66%	6.02%

Total investment securities	5.24%	5.52%	5.11%	5.43%	6.13%

Total interest-earning assets	7.54%	7.74%	7.73%	8.15%	8.25%

Rates on Average Interest-Bearing Liabilities:
Checking accounts	1.45%	1.54%	1.72%	1.80%	2.78%
Savings accounts	1.94%	2.01%	2.10%	2.31%	3.32%
Certificates of deposit	3.63%	4.41%	4.73%	5.17%	5.86%

Total deposits	2.95%	3.48%	3.74%	4.06%	4.90%

Securities sold under repurchase agreements	—	—	—	2.40%	3.94%
State of California borrowings	—	—	—	—	3.61%
FHLB advances	2.76%	2.76%	3.15%	3.18%	—
Term borrowings	6.62%	6.63%	6.63%	6.62%	6.62%
Trust preferred securities	9.37%	9.39%	9.37%	9.37%	9.37%

Total borrowings	4.43%	4.96%	5.68%	6.27%	6.33%

Total interest-bearing liabilities	3.34%	3.80%	4.13%	4.42%	5.14%

Net Interest Rate Spread	4.20%	3.94%	3.60%	3.73%	3.11%
Net Interest Margin	4.46%	4.22%	3.90%	4.06%	3.48%

PACIFIC CREST CAPITAL, INC.
SELECTED FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
(Dollars in thousands, except per share data)	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001
Loan Originations:
Commercial real estate loans	$7,744	$28,813	$20,693	$48,048	$24,938
Commercial business loans(1)	—	—	—	3,150	3,075
SBA business loans:
7(a) loans—guaranteed portion	8,080	3,028	1,457	2,726	4,316
7(a) loans—unguaranteed portion	2,642	965	404	880	1,382

Total 7(a) loans	10,722	3,993	1,861	3,606	5,698

504 first lien loans	1,642	902	—	1,870	797
504 second lien loans	1,275	689	—	1,429	1,383

Total 504 loans	2,917	1,591	—	3,299	2,180

Total SBA business loans	13,639	5,584	1,861	6,905	7,878

Total loan originations	$21,383	$34,397	$22,554	$58,103	$35,891

Loan Sales:
SBA guaranteed 7(a) loans	$320	$2,609	$—	$—	$1,950
SBA 504 first lien loans	2,645	782	—	1,872	299

Total SBA loan sales	$2,965	$3,391	$—	$1,872	$2,249

Performance Ratios:
Return on average equity(2)(3)	18.94%	17.48%	15.85%	14.56%	14.29%
Return on average assets(2)	1.39%	1.27%	1.10%	1.02%	0.96%
Net interest rate spread(4)	4.20%	3.94%	3.60%	3.73%	3.11%
Net interest margin(5)	4.46%	4.22%	3.90%	4.06%	3.48%
Operating expense to average assets(2)(6)	2.58%	2.43%	2.23%	2.76%	2.06%
Efficiency ratio(7)	48.69%	50.69%	52.53%	58.69%	54.76%
Average Balances:
Average shareholders' equity	$41,579	$39,946	$38,429	$37,743	$36,840
Average realized shareholders' equity(3)	41,198	39,889	38,442	37,540	36,956
Average total assets	560,407	547,667	551,527	536,363	552,589
Per Share Data:
Cash dividends per common share(8)	$0.05	$0.04	$0.04	$0.04	$0.04
Tangible book value per common share:
Pre-2-for-1 stock split basis	17.73	16.94	16.12	15.69	15.41
Post-2-for-1 stock split basis(8)	8.87	8.47	8.06	7.85	7.70
Common Stock Analysis(8):
Common stock issued at quarter-end	5,973,060	5,973,060	5,973,060	5,973,060	5,973,060
Treasury stock held at quarter-end	(1,134,678)	(1,101,528)	(1,122,594)	(1,132,762)	(1,074,122)

Common stock outstanding at quarter-end	4,838,382	4,871,532	4,850,466	4,840,298	4,898,938

(1)
Primarily represents unsecured loans to financial institutions.
(2)
Annualized calculation.
(3)
Calculation excludes average accumulated other comprehensive income (loss) from average shareholders' equity.
(4)
Net interest rate spread is defined as the yield earned on average total interest-earning assets less the rate paid on average total interest-bearing liabilities.
(5)
Net interest margin is defined as annualized net interest income divided by average total interest-earning assets.
(6)
Operating expense is defined as total non-interest expense less other real estate owned and collection expenses.
(7)
Efficiency ratio is defined as operating expense divided by the sum of net interest income, loan prepayment and late fee income, gain on sale of SBA 7(a) loans, gain on sale of SBA 504 loans and broker fee income, and other income.
(8)
Retroactively adjusted to reflect the 2-for-1 stock split approved October 16, 2002.

PACIFIC CREST CAPITAL, INC.
SELECTED FINANCIAL DATA
(Unaudited)

	At or For the Three Months Ended
(Dollars in thousands)	September 30, 2002	June 30, 2002	March 31, 2002	December 31, 2001	September 30, 2001
Loans Held for Sale:
SBA guaranteed 7(a) loans	$20,172	$12,701	$12,672	$11,308	$8,823
SBA 504 first lien loans	1,783	1,585	1,476	1,489	1,495

Total loans held for sale	$21,955	$14,286	$14,148	$12,797	$10,318

Non-Performing Assets:
Non-accrual loans	$—	$—	$153	$—	$—
Other real estate owned (OREO)	—	—	—	—	—

Total non-performing assets	$—	$—	$153	$—	$—

Non-accrual loans to total loans	0.00%	0.00%	0.03%	0.00%	0.00%
Total non-performing assets to total assets	0.00%	0.00%	0.03%	0.00%	0.00%

Allowance for Loan Losses Activity:
Allowance at beginning of quarter	$8,529	$8,376	$7,946	$7,559	$7,414
Provision for loan losses	175	150	100	430	150
Net (charge-offs) recoveries:
Charge-offs	(166)	—	—	(52)	(25)
Recoveries	45	3	330	9	20

Total net (charge-offs) recoveries	(121)	3	330	(43)	(5)

Allowance at end of quarter	$8,583	$8,529	$8,376	$7,946	$7,559

Asset Quality Ratios:
Allowance for loan losses to total loans	1.86%	1.82%	1.84%	1.72%	1.78%
Allowance for loan losses to non-accrual loans	NM	NM	5474.51%	NM	NM
Annualized net (charge-offs) recoveries to average loans	(0.10%)	0.00%	0.29%	(0.04%)	0.00%
Regulatory Capital Ratios:
Pacific Crest Capital, Inc.
Leverage ratio	10.01%	9.97%	9.53%	9.49%	9.06%
Tier 1 risk-based capital ratio	12.59%	11.90%	11.78%	11.11%	11.77%
Total risk-based capital ratio	14.57%	13.94%	13.96%	13.36%	14.14%
Pacific Crest Bank
Leverage ratio	9.86%	9.82%	9.52%	9.61%	9.17%
Tier 1 risk-based capital ratio	12.37%	11.69%	11.75%	11.22%	11.89%
Total risk-based capital ratio	13.63%	12.94%	13.00%	12.47%	13.15%
Regulatory Capital Data:
Pacific Crest Capital, Inc.
Tier 1 capital	$56,030	$54,584	$52,568	$50,887	$50,076
Total risk-based capital	64,866	63,950	62,281	61,165	60,145
Average total assets	559,997	547,581	551,515	536,150	552,675
Risk-weighted assets	445,096	458,786	446,093	457,958	425,425
Pacific Crest Bank
Tier 1 capital	$54,826	$53,389	$52,154	$51,165	$50,340
Total risk-based capital	60,405	59,135	57,739	56,895	55,659
Average total assets	556,005	543,465	547,735	532,367	548,779
Risk-weighted assets	443,254	456,889	443,988	456,171	423,296

PACIFIC CREST CAPITAL, INC.
APPENDIX
THIRD QUARTER 2002 PRESS RELEASE
2-FOR-1 COMMON STOCK SPLIT
DISTRIBUTION DATE NOVEMBER 12, 2002

Commonly Asked Questions and Answers

1.    How does a 2-for-1 stock split actually work?

A 2-for-1 stock split means that the investor will have twice as many shares as he had before, at approximately half the market price per share prior to the split.

Here is an example:

As of the Record Date of the stock split (October 30, 2002), if an investor owns 100 shares of the Company's common stock and the market price is $30.00 per share, the total market value of the common stock would be $3,000.00. After the stock split, the investor now owns 200 shares of the Company's common stock, but the market price would be approximately $15.00 per share. The investor's total stock value remains unchanged at $3,000.00, until the stock price moves up or down.

2.    Why did you split the stock now?

The decision to split the stock was made by the Company's Board of Directors, based on a desire to make the Company's stock more attractive to a broader range of investors, and thereby increase the marketability and liquidity of the stock.

3.    How many times have you split the stock?

This is the first time that the Company has split the stock since Pacific Crest became a public company in December of 1993.

4.    What are the key dates of the stock split?

  •
  The Record Date (October 30, 2002)—determines which shareholders are entitled to receive additional shares due to the stock split. If you own common shares at the close of business on the Record Date, your shares will be subject to the stock split;

  •
  The Mailing or Distribution Date (November 12, 2002)—is the date when holders of record or brokers are mailed notification of the shares subject to split; and

  •
  The Ex-split Date (November 13, 2002)—is the date when PCCI common shares will trade on Nasdaq at the new split-adjusted price.

5.    What if stock ownership is maintained at a brokerage house?

If your stock of the Company is maintained at a brokerage house, such as Charles Schwab or Merrill Lynch, the new shares will automatically be posted (transferred) to your account.

6.    Will stock ownership be evidenced by a stock certificate?

If your stock is in certificate form, and not maintained at a brokerage house, your new shares will be delivered to you through a program called Direct Registration.

7.    What is Direct Registration?

Pacific Crest has elected Direct Registration as a means of recording stock ownership for people who do not maintain their shares at a brokerage house.

Direct Registration is stock ownership without a paper stock certificate. Your shares are held in book-entry form with the Company's transfer agent. The Company's stock transfer agent, Computershare, keeps a record of your shares of ownership when you transfer or sell shares. All transactions take place electronically between Computershare and a designated broker.

8.    Why is the Company using Direct Registration?

  •
  It eliminates your risk of loss, theft, or destruction of a paper certificate, plus the time and expense to replace a paper certificate.

  •
  It eliminates your cost of maintaining a secure place to keep your certificates, such as a safe deposit box.

  •
  It makes future stock transactions faster and easier for you.

  •
  Direct Registration is becoming a global standard of stock ownership.

9.    Without certificates, how will I know how many shares I own?

The first time you have shares recorded under Direct Registration, you will receive an initial Direct Registration Transaction Advice, reporting the number of the Company's shares you acquired in the stock split. These shares will be held in book-entry form in your Direct Registration account with Computershare. After that, you will receive a Direct Registration Transaction Advice within two business days of any movement of shares into or out of your Direct Registration account. In addition, the Company has elected to send each shareholder holding shares under the Direct Registration program a statement at the end of the year listing their ownership in the Company under this program. All statements will be sent to you based on the address Computershare has on file for you.

10.  What about stock certificates I already hold?

Your existing common stock certificates (common stock you hold) are still valid and should not be destroyed.

If you wish, you may convert all or some of your certified (certificated) shares in the Company to Direct Registration. Information on this program will be mailed to you on November 12, 2002.

11.  How do I contact Computershare, the Stock Transfer Agent?

If you have any questions about:

  •
  Direct Registration
  •
  Change of address
  •
  Lost or stolen stock certificates
  •
  Transfer of stock to another person
  •
  Additional administrative services

You can reach Computershare Investor Services, LLC (the Company's stock transfer agent) by:

E-mail:	web.queries@computershare.com
Phone:	312-588-4155
Fax:	312-601-4332
Website:	www.computershare.com
Address:	Computershare Investor Services, LLC 2 North LaSalle Street Chicago, IL 60602

12.  When will the Transaction Advices under the Direct Registration program be mailed?

November 12, 2002. Our stock transfer agent, Computershare Investor Services, LLC, will mail written notice Transaction Advices to shareholders of record indicating their revised shareholdings on November 12, 2002.

13.  Where will the Transaction Advice be mailed?

If you currently hold stock in the form of a stock certificate in your name, and not at a brokerage house, your certificate evidencing the shares you receive in the stock split (transaction advice) will be mailed to the address Computershare Investor Services, LLC, our stock transfer agent, has on file for you. To verify your address, you can contact Computershare Investor Services directly at 312-588-4155 or via e-mail at web.queries@computershare.com.

If your stock is currently held in a brokerage account, evidence of ownership of your stock will be automatically transferred directly to your brokerage account. You should see your new shares on your next brokerage statement after the stock split.

14.  What happens if I sell my shares before the Record Date?

If you sell your shares before the Record Date, you will not receive the shares distributed in the split. Your trade will be settled on a pre-split basis.

15.  Will I be taxed on the split shares?

For federal income tax purposes, the receipt of additional shares of common stock as a result of the stock split should not result in taxable income. However, we recommend that you consult with your own tax advisor for your individual tax circumstances. Some stockholders may also be subject to the laws of a foreign jurisdiction and, therefore, should consult a tax advisor.

16.  What other tax consequences are there to the stockholder?

The tax basis that you had on the pre-split shares is allocated proportionately among the old shares and the new shares. If you have specific questions, you should contact your tax advisor.

QuickLinks

Press Release
SELECTED FINANCIAL DATA
CONSOLIDATED STATEMENTS OF INCOME
CONSOLIDATED STATEMENTS OF INCOME
CONSOLIDATED BALANCE SHEETS
CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES
SELECTED FINANCIAL DATA
SELECTED FINANCIAL DATA
APPENDIX